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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-35318, 333-35208, 333-86113, 333-09721, 333-01649 and 033-60259 of West
Coast Bancorp on Form S-8 of our report dated January 22, 2002 appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP
Portland, Oregon
February 27, 2002